Exhibit 99.1
Caesars Entertainment, Inc. Reports Third Quarter 2026 Results

LAS VEGAS and RENO, Nev. (October 27, 2026) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or the “Company”) today reported operating results for the third quarter ended September 30, 2026.
Third Quarter 2026 and Recent Highlights:
•GAAP net revenues of $2.9 billion versus $2.9 billion for the comparable prior-year period.
•GAAP net loss attributable to Caesars of $123 million compared to a net loss attributable to Caesars of $55 million for the comparable prior-year period.
•Consolidated Adjusted EBITDA of $865 million versus $884 million for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $44 million versus $28 million for the comparable prior-year period.
Third Quarter 2026 Financial Results Summary and Segment Information

Net Revenues
	Three Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$930	$952	(2.3)%
Regional	1,627	1,536	5.9%
Caesars Digital	326	311	4.8%
Managed and Branded	58	73	(20.5)%
Corporate and Other	(1)	(3)	66.7%
Caesars	$2,940	$2,869	2.5%

Net Revenues
	Nine Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$2,950	$3,009	(2.0)%
Regional	4,627	4,359	6.1%
Caesars Digital	1,051	989	6.3%
Managed and Branded	181	214	(15.4)%
Corporate and Other	(6)	(1)	*
Caesars	$8,803	$8,570	2.7%

Net Income (Loss) Attributable to Caesars
	Three Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$79	$132	(40.2)%
Regional	66	56	17.9%
Caesars Digital	4	(21)	*
Managed and Branded	16	18	(11.1)%
Corporate and Other	(288)	(240)	(20.0)%
Caesars	$(123)	$(55)	(123.6)%

Net Income (Loss) Attributable to Caesars
	Nine Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$411	$521	(21.1)%
Regional	69	65	6.2%
Caesars Digital	53	18	194.4%
Managed and Branded	57	52	9.6%
Corporate and Other	(873)	(908)	3.9%
Caesars	$(283)	$(252)	(12.3)%

Adjusted EBITDA (a)
	Three Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$343	$379	(9.5)%
Regional	524	506	3.6%
Caesars Digital	44	28	57.1%
Managed and Branded	17	18	(5.6)%
Corporate and Other	(63)	(47)	(34.0)%
Caesars	$865	$884	(2.1)%

Adjusted EBITDA (a)
	Nine Months Ended September 30,
(In millions)	2026	2025	% Change
Las Vegas	$1,179	$1,281	(8.0)%
Regional	1,447	1,385	4.5%
Caesars Digital	181	151	19.9%
Managed and Branded	46	51	(9.8)%
Corporate and Other	(181)	(145)	(24.8)%
Caesars	$2,672	$2,723	(1.9)%
____________________
*Not meaningful
(a)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Non-GAAP Measures” below for a definition of Adjusted EBITDA and “Reconciliation of Net Income (Loss) Attributable to Caesars to Adjusted EBITDA” below for a quantitative reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars, which the Company believes is the most directly comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of September 30, 2026, Caesars had $11.7 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $864 million, excluding restricted cash of $113 million.

(In millions)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$864	$887

Bank debt and loans	$5,820	$6,063
Notes	5,800	5,800
Other long-term debt	39	42
Total outstanding indebtedness	$11,659	$11,905

Net debt (a)	$10,795	$11,018
___________________
(a)Net debt is a non-GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is helpful in understanding our financial position. Net debt is equal to total outstanding indebtedness less cash and cash equivalents.
As of September 30, 2026, cash on hand and borrowing capacity was as follows:

(In millions)	September 30, 2026
Cash and cash equivalents	$864
CEI Revolving Credit Facility capacity	2,250
CVA Revolving Credit Facility capacity	25
Revolver capacity committed to letters of credit	(96)
Revolver capacity committed to specific reserves	(40)
Available revolver capacity committed as regulatory requirement	(56)
Total	$2,947
Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents, as applicable, net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, distributions to our noncontrolling interest owners and payments under our leases with affiliates of VICI and GLPI, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. The reconciliation of net income (loss) attributable to Caesars to Adjusted EBITDA is attached at the end of this press release.
Net debt (defined above), a non-GAAP measure, has been presented as a supplemental disclosure because we believe it is helpful in understanding our financial condition. The reconciliation of net debt to total outstanding indebtedness is set forth above.
Other companies that provide similar non-GAAP measures may calculate them differently than we do, and the definitions may not be the same as the definitions used in any of our debt or lease agreements.

No Conference Call
Due to the Company’s pending definitive agreement to be acquired by Fertitta Entertainment, Inc. announced on May 28, 2026, Caesars will not be hosting a quarterly conference call. Upon completion of the transaction, Caesars’ common stock will no longer be listed on NASDAQ, and the Company will become a private entity. This press release will be posted on the Company’s Investor Relations website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Must be 21+ to gamble. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) risks associated with the proposed merger, (b) the impact on our business, financial results and liquidity of economic trends, inflation, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (c) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (d) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (e) risks associated with our leverage and our ability to reduce our leverage; (f) the effects of competition, including new or continued competition in certain of our markets, on our business and results of operations; and (g) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
We periodically provide other information for investors on our Investor Relations website, https://investor.caesars.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2026	2025	2026	2025
NET REVENUES:
Casino	$1,754	$1,642	$5,179	$4,904
Food and beverage	410	436	1,260	1,299
Hotel	467	485	1,449	1,476
Other	309	306	915	891
Net revenues	2,940	2,869	8,803	8,570
OPERATING EXPENSES:
Casino	966	909	2,823	2,657
Food and beverage	272	277	827	827
Hotel	161	156	480	462
Other	97	114	287	314
General and administrative	517	483	1,542	1,443
Corporate	93	75	275	241
Depreciation and amortization	366	352	1,068	1,073
Transaction and other costs, net	11	(10)	31	26
Total operating expenses	2,483	2,356	7,333	7,043
Operating income	457	513	1,470	1,527
OTHER EXPENSE:
Interest expense, net	(570)	(576)	(1,712)	(1,729)
Loss on extinguishment of debt	—	(4)	—	(4)
Other income (loss)	(4)	3	1	3
Total other expense	(574)	(577)	(1,711)	(1,730)
Loss before income taxes	(117)	(64)	(241)	(203)
Benefit for income taxes	10	25	10	1
Net loss	(107)	(39)	(231)	(202)
Net income attributable to noncontrolling interests	(16)	(16)	(52)	(50)
Net loss attributable to Caesars	$(123)	$(55)	$(283)	$(252)

Net loss attributable to Caesars per share - basic and diluted:
Basic loss per share	$(0.61)	$(0.27)	$(1.39)	$(1.20)
Diluted loss per share	$(0.61)	$(0.27)	$(1.39)	$(1.20)
Weighted average basic shares outstanding	204	207	204	209
Weighted average diluted shares outstanding	204	207	204	209

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net loss attributable to Caesars	$(123)	$(55)	$(283)	$(252)
Net income attributable to noncontrolling interests	16	16	52	50
Benefit for income taxes	(10)	(25)	(10)	(1)
Other (income) loss	4	(3)	(1)	(3)
Loss on extinguishment of debt	—	4	—	4
Interest expense, net	570	576	1,712	1,729
Depreciation and amortization	366	352	1,068	1,073
Transaction costs and other, net (a)	19	(3)	64	51
Stock-based compensation expense	23	22	70	72
Adjusted EBITDA	$865	$884	$2,672	$2,723
____________________
(a)Transaction costs and other, net primarily includes costs related to non-cash losses on the write down and disposal of assets, certain non-recurring litigation reserves, non-recurring asset recoveries, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with our new property openings, and non-cash changes in equity method investments.